QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007 (June 7, 2007)

COVIDIEN LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0518045 (IRS Employer Identification Number)
001-33259 (Commission File Number)
Second Floor, 90 Pitts Bay Road Pembroke, HM 08, Bermuda (Address of Principal Executive Offices, including Zip Code)
441-292-8674 (Registrant's Telephone Number, including Area Code)

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

        On June 7, 2007, Tyco International Ltd. ("Tyco International") announced that its Board of Directors had approved the distribution to its shareholders of all of its common shares of Covidien Ltd. ("Covidien"), a wholly owned subsidiary of Tyco International that holds directly or indirectly the assets and liabilities associated with Tyco International's healthcare businesses. To effect the distribution, Tyco International will distribute one Covidien common share for every four Tyco International common shares outstanding as of the close of business on June 18, 2007 (the "Record Date"). Fractional shares of Covidien will not be distributed and any Tyco International shareholder entitled to receive a fractional share will instead receive a cash payment. The distribution is expected to occur after the close of business on June 29, 2007 to Tyco International shareholders of record as of the close of business on the Record Date.

        The Information Statement of Covidien, dated June 8, 2007 (the "Information Statement"), which describes for shareholders the details of the distribution and provides information as to the business and management of Covidien, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item. The Information Statement will be mailed to Tyco International shareholders shortly after the Record Date.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description
99.1	Information Statement of Covidien Ltd. dated June 8, 2007

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD. (Registrant)
By:	/s/ JOHN H. MASTERSON John H. Masterson Senior Vice President and General Counsel

Date: June 8, 2007

3

Exhibit Index

Exhibit No.	Description
99.1	Information Statement of Covidien Ltd. dated June 8, 2007

4

QuickLinks

SIGNATURES
Exhibit Index